U.S. AUTO PARTS NETWORK, INC.
PERFORMANCE CASH BONUS AWARD AGREEMENT

This PERFORMANCE CASH BONUS AWARD AGREEMENT (this “Agreement”), dated as of January __, 2016 (the “Effective Date”), is between U.S. Auto Parts Network, Inc., a Delaware corporation (the “Company”), and [                     ] (“Participant”). This Award is granted under the U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan (the “Plan”) and is subject to the terms of that Plan. This Agreement represents the Company’s unfunded and unsecured promise to pay cash, at a future date, subject to the terms of this Agreement and the Plan.
1. Award. The Company hereby grants Participant, subject to the terms and conditions of this Agreement and the Plan, a cash award (the “Award”) as further specified on Exhibit A. The Award represents the right to receive the cash bonus only when the performance objectives set forth on Exhibit A have been achieved during the performance period ended December 31, 2016. The Award is subject to the terms and conditions set forth in this Agreement and in the Plan. A copy of the Plan will be furnished upon request of Participant.
2. Performance Objectives. Subject to the terms and conditions of this Agreement and the Plan, the Award shall vest and become payable in cash as follows:
As soon as practicable following the completion of such performance period, and in any event no later than March 15, 2017, the Committee shall determine whether the performance objectives set forth on Exhibit A have been satisfied (the “Determination Date”). The amount of cash bonus payable under this Award shall be determined by the Committee based upon the extent to which the performance objectives set forth on Exhibit A have been satisfied. If the minimum performance objectives are not met, no cash bonus shall be payable to Participant.
3. Termination of Award. Subject to the terms of Participant’s Employment Agreement with the Company, Participant’s rights under this Agreement with respect to the Award shall terminate at the earlier of (i) the time such Award is converted into a cash bonus, or (ii) the termination of Participant’s employment with or Service to the Company. Subject to the terms of Participant’s Employment Agreement with the Company, upon termination of this Agreement in accordance with clause (ii) above, the Participant’s rights to the cash bonus subject to the Award not vested on the date that Participant ceases to be an employee or to provide Service shall be immediately and irrevocably forfeited and the Participant will retain no rights with respect to the forfeited cash bonus. In addition, upon such time the Committee determines whether the vesting criteria has been satisfied, the Participant’s rights to any cash bonus subject to the Award not vested following such date shall be immediately and irrevocably forfeited and the Participant will retain no rights with respect to the forfeited cash bonus.
4. Additional Restrictions on Transfer of Award. During the lifetime of Participant, this Award cannot be sold, assigned, transferred, gifted, pledged, hypothecated or in any manner encumbered or disposed of at any time prior to delivery of the cash bonus, other than by will or the laws of descent and distribution.
5. Conversion of Award; Responsibility for Taxes.
(a) Provided Participant has satisfied the requirements of Section 5(b) below, upon the vesting of the Award in accordance with Section 2 above, the cash bonus will be distributed to Participant or, in the event of Participant’s death, to Participant’s legal representative, on the applicable vesting date or as soon as practicable thereafter.
(b) By signing this Agreement, Participant agrees that the Company may withhold from the cash bonus to be distributed to Participant in accordance with Section 5(a), in satisfaction of all income tax (including federal, state and local taxes), social insurance, payroll tax or other tax-related withholding (“Tax Related Items”), such amount equal to the amount of Tax Related Items; provided that the Company shall withhold only the amount necessary to satisfy the minimum withholding amount. To the extent that the Company determines that it is not feasible, or not permissible under applicable law, to conduct such withholding, then prior to the distribution of the cash bonus as provided in Section 5(a) above, Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Participant’s actual employer (in their sole discretion) to satisfy all withholding obligations of the Company and/or the Participant’s actual employer. In this regard, Participant authorizes the Company or the Participant’s actual employer to withhold all applicable Tax Related Items legally payable by Participant from Participant’s wages or other cash compensation payable to Participant by the Company or the Participant’s actual employer. Participant shall pay to the Company or to the Participant’s actual employer any amount of Tax Related Items that the Company or the Participant’s actual employer may be required to withhold as a result of Participant’s receipt of the Award, the vesting of the Award, the conversion of the vested portion of the Award into the cash bonus or the distribution of any cash bonus to Participant that cannot be satisfied by the means previously described. The Company may refuse to deliver the cash bonus to Participant if Participant fails to comply with Participant’s obligation in connection with the Tax Related Items as described herein.
Regardless of any action the Company or the subsidiary of the Company that is Participant’s actual employer takes with respect to any or all Tax Related Items, Participant acknowledges that the ultimate liability for all Tax Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Participant’s actual employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting of the Award, the conversion of the Award into the cash bonus, and the distribution of any cash bonus; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax Related Items.
6. Miscellaneous.
(a) Entire Agreement; Plan Provisions Control. This Agreement (and any addendum hereto) and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be final and binding on all persons having an interest in this Award. All capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meaning assigned to them in the Plan.
(b) No Right to Employment. The grant of this Award shall not be construed as giving Participant the right to be retained in the employ of, or if Participant is a director of the Company or an Affiliate as giving the Participant the right to continue as a director of, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause. In addition, subject to the terms of Participant’s Employment Agreement with the Company, the Company or an Affiliate may at any time dismiss Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or this Agreement. Nothing in this Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. This Award shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under this Agreement or the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the terms and conditions of the Plan and this Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(c) Governing Law. The validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.
(d) Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.
(e) No Trust or Fund Created. Neither the Plan nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to a Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.
(f) Headings. Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.
(g) Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be addressed to Participant at the address indicated below Participant’s signature line at the end of this Agreement or at such other address as Participant may designate by ten (10) days’ advance written notice to the Company. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon the third (3rd) day following deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice.
(h) Withholding. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with the Award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Participant.
(j) Consultation With Professional Tax and Investment Advisors. Participant acknowledges that the grant and vesting with respect to this Award, and the distribution and receipt of the cash bonus, may have tax consequences pursuant to the Internal Revenue Code of 1986, as amended, or under local, state or international tax laws. Participant further acknowledges that Participant is relying solely and exclusively on Participant’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Participant understands and agrees that any and all tax consequences resulting from the Award and its grant and vesting, the distribution of the cash bonus, , is solely and exclusively the responsibility of Participant without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse Participant for such taxes or other items.
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IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

U.S. AUTO PARTS NETWORK, INC.

By:
Name:
Title:

PARTICIPANT:

By:
Name:
Address:

Exhibit A
The Award vests contingent upon the Company’s achievement of the applicable Adjusted EBITDA target in the chart below (the “Performance Objective”). For purposes hereof, “Adjusted EBITDA” shall be defined as income before interest expense, net, income tax provision, depreciation and amortization expense, amortization of intangible assets, plus share-based compensation expense.
The Performance Objective must be achieved in order for the applicable cash bonus to vest.  If the minimum Performance Objective is not met (i.e. $_________ in Adjusted EBITDA), no cash bonus will be payable to the Participant.
The actual amount of the cash bonus to be earned will be assessed on a linear basis and the degree to which the Company achieves the Performance Objectives (rounded down to the closest 0.1%), as determined by the Compensation Committee on the Determination Date, will determine the actual amount of cash bonus to be earned.
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